Merchants Bancshares, Inc. Announces Dividend Declaration and Earnings Release Calendar

SOUTH BURLINGTON, Vt., Oct. 16, 2014 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced that its Board of Directors declared today, October 16, 2014, a dividend of 28 cents per share, payable November 13, 2014, to shareholders of record as of October 30, 2014. This quarter represents our 72nd consecutive quarterly dividend payment and our 36th consecutive quarter at the current payout level.

Merchants plans to release earnings on or about October 21, 2014. Michael R. Tuttle, Merchants' President and Chief Executive Officer and Geoffrey R. Hesslink, Executive Vice President and Chief Operating Officer of Merchants will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Time on Wednesday, October 22, 2014. Interested parties may participate in the conference call by dialing U.S. number (888) 317-6016, Canada number (855) 669-9657, or international number 1-412-317-6016. The title of the call is Merchants Bancshares, Inc. Q3 2014 Earnings Call. Participants are asked to call a few minutes prior to register. A replay will be available until 9:00 a.m. Eastern Time on Friday, October 31, 2014. The U.S. replay dial-in telephone number is (877) 344-7529. The Canada replay telephone number is (855) 669-9658, the international replay telephone number is (412) 317-0088. The replay access code for all replay telephone numbers is 10037012. Additionally, a recording of the call will be available on our website at www.mbvt.com

Established in 1849, Merchants Bank is Vermont's largest and sole remaining statewide independent bank. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, and 32 branches statewide. Merchants Bank (Member FDIC, Equal Housing Lender, NASDAQ "MBVT") and Merchants Trust Company employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. www.mbvt.com

Contact: Jodi Bachand
(802) 865-1807

Logo - http://photos.prnewswire.com/prnh/20140929/148956